Exhibit 99.1

John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

STERLING BANCORP REPORTS 2009 THIRD QUARTER RESULTS

DELIVERED HIGHER NET INTEREST MARGIN, NONINTEREST INCOME
AND LOAN ORIGINATION ACTIVITY

Third Quarter 2009 Highlights

•	Higher Net Interest Margin. The net interest margin increased 7 basis points to 4.53%, principally due to management’s disciplined approach to funding costs.

•	Noninterest Income Growth. Noninterest income before securities gains rose 25%, on higher accounts receivable management/factoring and mortgage banking fees.

•

Loan Originations. Sterling extended $60.6 million in new credit in the 2009 third quarter as a result of new borrower relationships; total loans in portfolio exceeded $1.2 billion at September 30, 2009.

•	Strong Deposit Funding. Demand deposits were $470.4 million at September 30, 2009, or 33% of total deposits, one of the highest ratios of demand to total deposits in the industry.

•	Solid Capital Base. The Company’s capital ratios exceeded “well-capitalized” requirements, with total risk-based capital of 12.66% at September 30, 2009.

•	Expense Control. Noninterest expenses, excluding additional costs related to the acquisition of a factoring business and higher pension expense, were virtually flat with the third quarter of 2008.

•	Increased Loan Loss Allowance. The allowance for loan losses increased to $19.1 million and stood at 1.58% of portfolio loans at September 30, 2009, up from 1.33% a year ago.

Note: Reconciliations of GAAP and non-GAAP data are presented beginning on page 17.

New York, NY, October 27, 2009 – Sterling Bancorp (NYSE: STL), the parent company of New York City-based Sterling National Bank, today reported net income of $2.4 million, or $0.13 per diluted share, for the third quarter ended September 30, 2009. Adjusted net income, which excludes the tax-effected provision for loan losses, was $7.1 million, or $0.39 per diluted share, for the 2009 third quarter.

Management Comments

“Sterling has enhanced its competitive position and continued to demonstrate resiliency in the face of a global economic recession that is the most severe in recent memory. Our progress is supported by a solid capital base, a sharp focus on serving our customers, and a willingness to invest in growth opportunities. We delivered an increase in pre-tax, pre-provision income for the 2009 third quarter, to $10.5 million, which was significantly in excess of our credit costs and would have resulted in growth in capital,” said Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer.

“Our third quarter performance was broad-based across many of Sterling’s product lines, as we focused on deepening existing customer relationships and adding new clients. We experienced growth in most of our loan portfolios as our business development efforts yielded quality new borrower relationships. We also generated higher income from our accounts receivable management and factoring services and mortgage banking operations.”

“Sterling’s third quarter performance comes at a time when the economic outlook remains uncertain. Taking nothing for granted, we will maintain our focus on the core strengths that have distinguished the Company during the current economic cycle. We are pursuing our traditional prudent approach to lending, distinguished by stringent underwriting and an emphasis on strong asset quality. Our capital levels remain in excess of well-capitalized requirements. We have kept tight control of expenses. And we have continued to enhance our business franchises. We believe these strengths will enable Sterling to continue to serve our marketplace and to pursue additional opportunities as they arise,” Mr. Cappelli stated.

Third Quarter 2009 Financial Results

Sterling’s net income for the 2009 third quarter was $2.4 million, or $0.13 per diluted share, compared to $3.8 million, or $0.21 per diluted share, for the third quarter of 2008. The decrease in net income was primarily due to a $5.0 million increase in the provision for loan losses and a $1.5 million increase in noninterest expenses, which more than offset a $4.5 million increase in noninterest income.

Adjusted net income, which excludes the tax-effected provision for loan losses, was $7.1 million, or $0.39 per diluted share, for the third quarter of 2009, compared to $5.2 million, or $0.28 per diluted share, for the year-ago period.

Net interest income, on a tax-equivalent basis, was $22.3 million for the 2009 third quarter, up from $21.8 million for the 2008 period. Net interest income benefitted from higher average loan balances, lower interest-bearing deposit balances and lower funding costs due to the Company’s strategy of employing wholesale funding in lieu of higher priced deposits. These benefits were partially offset by lower yield on loans and investment securities due to market rates, lower investment securities balances and higher borrowed funds balances.

Net interest margin increased to 4.53% for the 2009 third quarter, on a tax-equivalent basis, compared to 4.46% for the third quarter of 2008.

Noninterest income increased to $11.7 million for the 2009 third quarter, from $7.2 million a year ago. The increase reflected higher income from accounts receivable management and factoring services, largely due to Sterling’s acquisition of a factoring, import trade financing and accounts receivable management business early this year, as well as higher mortgage banking income and deposit and other customer-related fees. Noninterest income also benefitted from securities gains in the 2009 third quarter, compared to securities losses in the prior year period. Excluding securities gains/losses, noninterest income rose 24.9% from the prior year.

Noninterest expenses totaled $23.2 million for the 2009 third quarter, versus $21.7 million a year ago. The increase was largely due to additional expenses associated with the acquired factoring business, higher FDIC deposit insurance premiums, and an increase in pension costs. Excluding such items, noninterest expense for the 2009 third quarter increased only 0.3% from the prior year.

The provision for income taxes was $1.2 million for the 2009 third quarter, compared to $1.5 million for the same period of 2008.

Nine Months 2009 Financial Results

Net income for the first nine months of 2009 was $6.8 million, or $0.37 per diluted share, compared to $12.0 million, or $0.66 per diluted share, for the same period of 2008. The decrease in net income was primarily due to a $13.9 million increase in the provision for loan losses and a $4.4 million increase in noninterest expenses, which more than offset a $1.6 million increase in net interest income and an $8.9 million increase in noninterest income.

Adjusted net income, which excludes the tax-effected provision for loan losses, was $19.5 million, or $1.07 per diluted share, for the first nine months of 2009, compared to $15.9 million, or $0.87 per diluted share, for the year-ago period.

Net interest income, on a tax-equivalent basis, rose to $65.4 million for the first nine months of 2009, from $63.4 million for the same 2008 period. The increase primarily reflected higher average loan balances, lower interest-bearing deposit balances and lower funding costs, partially offset by lower yield on loans and securities, lower investment securities balances and higher borrowed funds balances.

Net interest margin increased to 4.58% for the first nine months of 2009, on a tax-equivalent basis, compared to 4.53% for the same period of 2008.

Noninterest income rose to $33.3 million for the first nine months of 2009, compared to $24.5 million a year ago. The increase was primarily due to higher income from accounts receivable management and factoring services, higher mortgage banking income, and deposit fees. Noninterest income also benefitted from securities gains in the 2009 period, compared to securities losses a year ago.

Noninterest expenses were $67.4 million for the 2009 period, compared with $63.0 million a year ago. Excluding the industry-wide FDIC special assessment, additional expenses associated with the acquired factoring business, and an increase in pension expense, which totaled $4.4 million, noninterest expense decreased slightly from the 2008 period.

The provision for income taxes was $3.9 million for the first nine months of 2009, compared to $6.5 million for the same period of 2008.

Loans and Deposits

Total loans held in portfolio were $1,207.8 million at September 30, 2009. The Company extended $60.6 million in new credit during the 2009 third quarter. At the same time, Sterling has reduced its lease financing balances by approximately $44.0 million, or 17.2%, since the end of 2008 as a prudent response to the impact of the recession on customers for this type of financing.

The Company believes its strong liquidity should provide capacity for further loan growth, as the ratio of portfolio loans to deposits at Sterling National Bank was approximately 85.7% at September 30, 2009.

Demand deposits totaled $470.4 million at September 30, 2009, and represented 33.4% of total deposits, one of the highest ratios of demand to total deposits in the industry.

Asset Quality

The recession has had a disproportionately negative impact on the small and midsized businesses that constitute much of Sterling’s traditional customer base and, in particular, provide most of its lease financing business. Beginning this year, the Company has experienced elevated levels of nonaccrual loans and net charge-offs as compared with its historical experience, particularly in the lease financing portfolio.

Throughout 2009, Sterling has taken prudent action in response to the unprecedented conditions affecting much of the lending industry. The provision for loan losses was increased to $7.0 million for the 2009 third quarter, compared to $2.0 million a year ago. Net charge-offs were $5.7 million for the 2009 third quarter, compared to $5.6 million for the 2009 second quarter. The 2009 third quarter provision exceeded net charge-offs for the period by approximately $1.3 million. The allowance for loan losses has been strengthened to $19.1 million or 1.58% of loans held in portfolio at September 30, 2009, from $15.7 million or 1.33% a year earlier. Management also has intensified collection activities, especially with respect to the lease financing portfolio, and has further strengthened underwriting standards and enhanced credit evaluation criteria.

The level of nonaccrual loans decreased to $19.8 million at September 30, 2009, from $20.6 million at June 30, 2009. Nonaccrual loans at September 30, 2008, were $6.8 million. The ratio of nonaccrual loans to total loans was 1.60% at September 30, 2009, compared to 1.69% at June 30, 2009 and 0.57% at September 30, 2008.

Capital

Sterling’s capital ratios exceeded all regulatory requirements for well-capitalized institutions at September 30, 2009. The Tier 1 risk-based capital ratio at that date was 11.40% (compared to a requirement of 6.00%), total risk-based capital was 12.66% (requirement of 10.00%), and the Tier 1 leverage ratio was 8.28% (requirement of 5.00%).

The Company’s capital ratios reflect the receipt in December 2008 of $42 million in proceeds from the issuance of preferred stock under the U.S. Treasury Capital Purchase Program. Excluding such proceeds, Sterling’s capital ratios would continue to exceed regulatory requirements for a well-capitalized institution.

Conference Call

Sterling Bancorp will host a teleconference call for the financial community on October 27, 2009, at 10:00 a.m. Eastern Daylight Time to discuss the 2009 third quarter financial results. To access the conference call live, interested parties may dial 800-230-1951 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Daylight Time on October 27, 2009 until 11:59 p.m. Eastern Standard Time on November 10, 2009. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 120744.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York-based banking and financial services company with assets of $2.1 billion. Established in 1929, the Company’s principal banking subsidiary, Sterling National Bank, has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Now in its 80th year, Sterling is well known for its focus on business customers, an extensive and diverse product portfolio and a high-touch, hands-on approach to customer service.

Sterling offers working capital lines, asset-based financing, factoring, accounts receivable financing and management, payroll funding and processing, equipment leasing and financing, commercial and residential mortgages, import trade financing, a wide array of depository products and cash management services, trust and estate administration and custodial account services.

Certain statements in this press release, including but not limited to, statements as to future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, future capital, future liquidity and future growth, statements concerning the Company’s belief that its capital levels in excess of well-capitalized requirements, tight control of expenses and continued enhancement of its business franchise will enable the Company to continue to serve its marketplace and to pursue additional opportunities as they arise and that its strong liquidity should provide capacity for further loan growth, and other statements regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

# # #

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars and shares in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2009	2008	2009	2008

GAAP OPERATING HIGHLIGHTS
Net income	$2,398	$3,785	$6,785	$11,957
Dividends on preferred shares and accretion	646	0	2,125	0
Net income available to common shareholders	1,752	3,785	4,660	11,957

Net income per average common share:
Basic	0.13	0.21	0.37	0.67
Diluted	0.13	0.21	0.37	0.66
Net income available to common shareholders, per average common share:
Basic	0.10	0.21	0.26	0.67
Diluted	0.10	0.21	0.26	0.66

Annualized return on average assets (1)	0.45%	0.71%	0.43%	0.78%
Annualized return on average tangible common equity (2)	10.20%	16.24%	9.60%	16.64%
Annualized return on average stated common equity (3)	8.13%	13.03%	7.69%	13.44%
Net interest margin, tax-equivalent basis	4.53%	4.46%	4.58%	4.53%

Common shares outstanding:
Period end	18,106	18,043	18,106	18,043
Average Basic	18,106	18,016	18,104	17,973
Average Diluted	18,120	18,227	18,193	18,219

NON-GAAP OPERATING HIGHLIGHTS
Adjusted net income	$7,056	$5,173	$19,477	$15,916

Adjusted net income per average common share:
Basic	0.39	0.29	1.08	0.89
Diluted	0.39	0.28	1.07	0.87

Annualized return on average assets (1)	1.32%	0.98%	1.25%	1.03%
Annualized return on average tangible common equity (2)	30.01%	22.20%	27.56%	22.15%
Annualized return on average stated common equity (3)	23.91%	17.80%	22.06%	17.89%
Net interest margin, tax-equivalent basis	4.53%	4.46%	4.58%	4.53%

Common shares outstanding:
Period end	18,106	18,043	18,106	18,043
Average Basic	18,106	18,016	18,104	17,973
Average Diluted	18,120	18,227	18,193	18,219

(1)	Calculated by dividing net income by average assets.

(2)

Average tangible common equity represents average shareholders’ equity less average preferred stock and average goodwill. Calculated by dividing net income by average tangible common equity. See page 18.

(3)	Average stated common equity is equal to average shareholders’ equity less average preferred stock. Calculated by dividing net income by average stated common equity. See page 18.

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2009	2008	2009	2008

BALANCE SHEET HIGHLIGHTS
Period End Balances
Investment securities	$722,617	$719,420	$722,617	$719,420
Loans held for sale	25,782	15,987	25,782	15,987
Loans held in portfolio, net of unearned discount	1,207,788	1,182,926	1,207,788	1,182,926
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	9,832	14,730	9,832	14,730
Total earning assets	1,987,138	1,936,837	1,987,138	1,936,837
Allowance for loan losses	19,099	15,733	19,099	15,733
Total assets	2,136,805	2,088,890	2,136,805	2,088,890

Demand deposits	470,404	452,044	470,404	452,044
Savings, NOW and money market deposits	545,829	599,737	545,829	599,737
Time deposits	392,292	363,353	392,292	363,353
Customer repurchase agreements	55,628	55,022	55,628	55,022
Other short-term borrowings	179,154	224,490	179,154	224,490
Long-term borrowings	185,774	175,774	185,774	175,774
Shareholders’ equity	160,538	118,344	160,538	118,344

Average Balances
Investment securities	$726,934	$755,355	$712,155	$745,641
Loans held for sale	44,433	18,226	43,550	24,247
Loans held in portfolio, net of unearned discount	1,144,597	1,154,487	1,141,475	1,106,021
Federal Reserve Bank and Federal Home Loan Bank stock	9,769	13,640	9,700	11,139
Total earning assets	1,976,118	1,946,041	1,936,641	1,890,593
Total assets	2,126,044	2,108,263	2,086,485	2,057,360

Demand deposits	437,551	432,045	423,825	425,912
Savings, NOW and money market deposits	528,260	576,677	555,813	504,508
Time deposits	375,666	399,994	346,612	486,285
Customer repurchase agreements	76,495	89,900	76,159	87,192
Other short-term borrowings	229,902	210,808	228,080	175,302
Long-term borrowings	184,366	181,644	178,670	159,351
Shareholders’ equity	156,990	115,602	157,808	118,863

ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$5,654	$1,361	$16,286	$4,470
Nonaccrual loans	19,794	6,776	19,794	6,776
Other real estate owned	1,837	1,991	1,837	1,991
Nonperforming assets	21,631	8,767	21,631	8,767
Nonaccrual loans/loans (1)	1.60%	0.57%	1.60%	0.57%
Nonperforming assets/assets	1.01%	0.42%	1.01%	0.42%
Allowance for loan losses/loans (2)	1.58%	1.33%	1.58%	1.33%
Allowance for loan losses/nonaccrual loans	96.49%	232.19%	96.49%	232.19%

CAPITAL RATIOS
Period End
Tier 1 risk based	11.40%	9.70%	11.40%	9.70%
Total risk based	12.66%	10.84%	12.66%	10.84%
Leverage	8.28%	6.48%	8.28%	6.48%

Book value per common share (period end)	$6.66	$6.56	$6.66	$6.56

(1)	The term “loans” includes loans held for sale and loans held in portfolio.

(2)	The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(in thousands, except number of shares)

	September 30,

	2009	2008

ASSETS
Cash and due from banks	$31,188	$32,251
Interest-bearing deposits with other banks	21,119	3,774

Investment securities
Available for sale (at estimated fair value)	327,109	406,845
Held to maturity (at amortized cost)	395,508	312,575

Total investment securities	722,617	719,420

Loans held for sale	25,782	15,987

Loans held in portfolio, net of unearned discounts	1,207,788	1,182,926
Less allowance for loan losses	19,099	15,733

Loans held in portfolio, net	1,188,689	1,167,193

Federal Reserve Bank and Federal Home Loan Bank stock, at cost	9,832	14,730

Customers’ liability under acceptances	0	886
Goodwill	22,901	22,901
Premises and equipment, net	9,666	10,659
Other real estate	1,837	1,991
Accrued interest receivable	8,141	8,371
Cash surrender value of life insurance policies	48,419	45,355
Other assets	46,614	45,372

	$2,136,805	$2,088,890

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$470,404	$452,044
Savings, NOW and money market	545,829	599,737
Time	392,292	363,353

Total deposits	1,408,525	1,415,134

Securities sold under agreements to repurchase - customers	55,628	55,022
Securities sold under agreements to repurchase - dealers	0	19,515
Federal funds purchased	25,675	55,000
Commercial paper	14,692	12,944
Short-term borrowings - FHLB	0	120,000
Short-term borrowings - FRB	135,000	15,000
Short-term borrowings - other	3,787	2,031
Long-term borrowings - FHLB	160,000	150,000
Long-term borrowings - subordinated debentures	25,774	25,774
Acceptances outstanding	0	886
Accrued interest payable	1,529	2,223
Accrued expenses and other liabilities	145,657	97,017

Total liabilities	1,976,267	1,970,546

Shareholders’ equity	160,538	118,344

	$2,136,805	$2,088,890

MEMORANDA
Available for sale securities - amortized cost	$323,127	$418,705
Held to maturity securities - estimated fair value	407,730	311,888
Shares outstanding
Common issued	22,226,425	21,962,295
Common in treasury	4,119,934	3,919,524

NOTE: Certain reclassifications have been made to prior period’s financial data to conform to current financial statement presentations.

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2009	2008	2009	2008

INTEREST INCOME
Loans	$18,024	$20,387	$53,840	$61,208
Investment securities - available for sale	4,123	5,523	13,751	15,662
Investment securities - held to maturity	4,357	3,795	11,485	12,054
Federal Reserve Bank and Federal Home Loan Bank stock	191	257	387	500
Federal funds sold	0	7	0	8
Deposits with other banks	27	11	46	30

Total interest income	26,722	29,980	79,509	89,462

INTEREST EXPENSE
Savings, NOW and money market deposits	872	2,011	2,940	4,710
Time deposits	1,933	3,062	6,148	12,434
Securities sold u/a/r - customers	79	419	282	1,507
Securities sold u/a/r - dealers	0	382	0	1,115
Federal funds purchased	2	197	43	776
Commercial paper	15	99	55	411
Short-term borrowings - FHLB	0	470	11	996
Short-term borrowings - FRB	131	1	356	2
Short-term borrowings - other	0	9	1	28
Long-term borrowings - FHLB	1,197	1,107	3,453	2,906
Long-term subordinated debentures	523	523	1,570	1,570

Total interest expense	4,752	8,280	14,859	26,455

Net interest income	21,970	21,700	64,650	63,007
Provision for loan losses	6,950	1,950	19,950	6,100

Net interest income after provision for loan losses	15,020	19,750	44,700	56,907

NONINTEREST INCOME
Accounts receivable management/factoring commissions and other fees	4,997	4,348	13,098	11,712
Service charges on deposit accounts	1,553	1,346	4,296	4,029
Other customer related service charges and fees	817	682	2,136	2,094
Mortgage banking income	2,505	1,469	7,152	6,670
Trust fees	110	136	366	395
Income from life insurance policies	280	289	828	852
Gain/(Loss) on sale of OREO	19	(58)	39	(361)
Securities gains/(losses)	1,221	(1,177)	5,160	(1,684)
Other income	233	208	262	780

Total noninterest income	11,735	7,243	33,337	24,487

NONINTEREST EXPENSES
Salaries	9,960	9,617	29,934	28,456
Employee benefits	3,206	2,411	9,151	7,499

Total personnel expense	13,166	12,028	39,085	35,955
Occupancy and equipment expenses, net	2,806	2,919	8,381	8,702
Advertising and marketing	916	740	2,596	2,728
Professional fees	1,847	2,644	4,870	5,882
Communications	429	450	1,295	1,311
Deposit insurance	1,195	243	3,059	512
Other expenses	2,818	2,653	8,086	7,883

Total noninterest expenses	23,177	21,677	67,372	62,973

Income before income taxes	3,578	5,316	10,665	18,421
Provision for income taxes	1,180	1,531	3,880	6,464

Net income	2,398	3,785	6,785	11,957
Dividends on preferred shares and accretion	646	0	2,125	0

Net income available to common shareholders	$1,752	$3,785	$4,660	$11,957

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

(continued)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2009	2008	2009	2008

Average number of common shares outstanding
Basic	18,106,491	18,015,871	18,104,057	17,972,517
Diluted	18,120,412	18,226,811	18,192,585	18,219,375

Net Income per average common share
Basic	$0.13	$0.21	$0.37	$0.67
Diluted	0.13	0.21	0.37	0.66

Net income available to common shareholders per average common share
Basic	0.10	0.21	0.26	0.67
Diluted	0.10	0.21	0.26	0.66

Dividends per common share	0.09	0.19	0.47	0.57

NOTE: Certain reclassifications have been made to prior periods’ financial data to conform to current financial statement presentations.

STERLING BANCORP
Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2009	2008	2009	2008

Net income	$2,398	$3,785	$6,785	$11,957

Other comprehensive income, net of tax:
Unrealized holding gains on securities, arising during the period	2,664	(2,727)	4,352	(6,531)

Reclassification adjustment for securities (gains) losses included in net income	(666)	645	(2,818)	923

Amortization of:
Prior service cost	9	9	27	27

Net actuarial losses	532	229	1,404	689

Comprehensive income	$4,937	$1,941	$9,750	$7,065

STERLING BANCORP
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2009	2008	2009	2008

Balance, at beginning of period	$157,721	$119,725	$160,480	$121,070
Net income for period	2,398	3,785	6,785	11,957
Common shares issued under stock incentive plan and related tax benefits	0	1,672	209	7,971
Stock option compensation expense	33	0	99	0
Cash dividends-Common shares	(1,628)	(3,425)	(8,503)	(10,249)
Cash dividends-Preferred shares	(525)	0	(1,353)	0
Surrender of shares issued under incentive compensation plan	0	(1,569)	(144)	(6,787)
Change in net unrealized holding gains on available for sale securities	2,664	(2,727)	4,352	(6,531)
Reclassification adjustment for securities (gains) losses included in net income	(666)	645	(2,818)	923
Adjustment to retained earnings upon adoption of EITF Issue 06-4 effective January 1, 2008	0	0	0	(726)
Amortization of:
Prior service cost	9	9	27	27
Net actuarial losses	532	229	1,404	689

Balance, at end of period	$160,538	$118,344	$160,538	$118,344

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended

	September 30, 2009			September 30, 2008
	AVERAGE		AVERAGE	AVERAGE		AVERAGE

	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE

Assets
Interest-bearing deposits with other banks	$50,385	$27	0.21%	$2,920	$11	1.51%

Investment securities - available for sale	320,494	3,903	4.87	409,132	5,308	5.19
Investment securities - held to maturity	345,186	3,975	4.61	323,145	3,795	4.70
Investment securities - tax exempt [2]	61,254	969	6.33	23,078	351	6.08

Total investment securities	726,934	8,847	4.87	755,355	9,454	5.01

FRB and FHLB stock [2]	9,769	192	7.87	13,640	258	7.58
Federal Funds sold	0	0	0.00	1,413	7	1.81
Loans, net of unearned discount [3]	1,189,030	18,024	6.25	1,172,713	20,387	6.99

Total Interest-Earning Assets [2]	1,976,118	27,090	5.53%	1,946,041	30,117	6.19%

Cash and due from banks	28,342			50,264
Allowance for loan losses	(20,307)			(16,367)
Goodwill	22,901			22,901
Other	118,990			105,424

Total Assets	$2,126,044			$2,108,263

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$18,022	3	0.07%	$17,527	14	0.33%
NOW	180,753	106	0.23	251,271	633	1.00
Money market	329,485	763	0.92	307,879	1,364	1.76
Time	375,087	1,931	2.04	399,417	3,060	3.05
Foreign
Time	579	2	1.09	577	2	1.09

Total Interest-Bearing Deposits	903,926	2,805	1.23	976,671	5,073	2.07

Borrowings
Securities sold u/a/r - customers	76,495	79	0.41	89,900	419	1.85
Securities sold u/a/r - dealers	0	0	0.00	62,977	382	2.41
Federal funds purchased	6,911	2	0.16	37,717	197	2.04
Commercial paper	13,448	15	0.43	18,331	99	2.15
Short-term borrowings - FHLB	0	0	0.00	90,295	470	2.07
Short-term borrowings - FRB	207,554	131	0.25	326	1	1.11
Short-term borrowings - other	1,989	0	0.00	1,162	9	2.88
Long-term borrowings - FHLB	158,592	1,197	2.99	155,870	1,107	2.84
Long-term borrowings - sub debt	25,774	523	8.38	25,774	523	8.37

Total Borrowings	490,763	1,947	1.58	482,352	3,207	2.65

Total Interest-Bearing Liabilities	1,394,689	4,752	1.35%	1,459,023	8,280	2.26%

Noninterest-bearing demand deposits	437,551			432,045
Other liabilities	136,814			101,593

Total Liabilities	1,969,054			1,992,661

Shareholders’ equity	156,990			115,602

Total Liabilities and Shareholders’ Equity	$2,126,044			$2,108,263

Net interest income/spread [2]		22,338	4.18%		21,837	3.93%

Net yield on interest-earning assets			4.53%			4.46%

Less: Tax-equivalent adjustment		368			137

Net interest income		$21,970			$21,700

[1]

The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Nine Months Ended

	September 30, 2009			September 30, 2008

	AVERAGE BALANCE	INTEREST	AVERAGE RATE	AVERAGE BALANCE	INTEREST	AVERAGE RATE

Assets
Interest-bearing deposits with other banks	$29,761	$46	0.21%	$2,952	$30	1.34%

Investment securities - available for sale	359,882	13,103	4.85	383,934	15,065	5.23
Investment securities - held to maturity	312,075	10,974	4.69	340,313	12,054	4.72
Investment securities - tax exempt [2]	40,198	1,865	6.19	21,394	979	6.10

Total investment securities	712,155	25,942	4.86	745,641	28,098	5.02

FRB and FHLB stock [2]	9,700	390	5.37	11,139	503	6.02
Federal funds sold	0	0	0.00	593	8	1.81
Loans, net of unearned discount [3]	1,185,025	53,840	6.32	1,130,268	61,208	7.46

Total Interest-Earning Assets [2]	1,936,641	80,218	5.64%	1,890,593	89,847	6.45%

Cash and due from banks	30,115			55,133
Allowance for loan losses	(18,409)			(15,963)
Goodwill	22,901			22,901
Other	115,237			104,696

Total Assets	$2,086,485			$2,057,360

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$18,105	15	0.11%	$18,633	48	0.34%
NOW	201,238	400	0.27	248,112	2,001	1.08
Money market	336,470	2,525	1.00	237,763	2,661	1.50
Time	346,034	6,143	2.37	485,709	12,429	3.42
Foreign
Time	578	5	1.09	576	5	1.09

Total Interest-Bearing Deposits	902,425	9,088	1.35	990,793	17,144	2.31

Borrowings
Securities sold u/a/r - customers	76,159	282	0.49	87,192	1,507	2.31
Securities sold u/a/r - dealers	0	0	0.00	55,205	1,115	2.70
Federal funds purchased	25,390	43	0.23	41,976	776	2.43
Commercial paper	12,148	55	0.60	19,672	412	2.79
Short-term borrowings - FHLB	4,560	11	0.31	56,763	995	2.34
Short-term borrowings - FRB	184,249	356	0.26	197	2	1.63
Short-term borrowings - other	1,733	1	0.05	1,489	28	2.45
Long-term borrowings - FHLB	152,896	3,453	3.02	133,577	2,906	2.90
Long-term borrowings - sub debt	25,774	1,570	8.38	25,774	1,570	8.38

Total Borrowings	482,909	5,771	1.60	421,845	9,311	2.95

Total Interest-Bearing Liabilities	1,385,334	14,859	1.43%	1,412,638	26,455	2.50%

Noninterest-bearing demand deposits	423,825			425,912
Other liabilities	119,518			99,947

Total Liabilities	1,928,677			1,938,497

Shareholders’ equity	157,808			118,863

Total Liabilities and Shareholders’ Equity	$2,086,485			$2,057,360

Net interest income/spread [2]		65,359	4.21%		63,392	3.95%

Net yield on interest-earning assets			4.58%			4.53%

Less: Tax-equivalent adjustment		709			385

Net interest income		$64,650			$63,007

[1]

The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease) Three Months Ended September 30, 2009

	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$34	$(18)	$16

Investment securities - available for sale	(1,094)	(311)	(1,405)
Investment securities - held to maturity	255	(75)	180
Investment securities - tax exempt	603	15	618

Total investment securities	(236)	(371)	(607)

FRB and FHLB stock	(76)	10	(66)
Federal funds sold	(8)	0	(8)

Loans, net of unearned discounts [3]	233	(2,596)	(2,363)

TOTAL INTEREST INCOME	$(53)	$(2,975)	$(3,028)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$0	$(11)	$(11)
NOW	(141)	(386)	(527)
Money market	90	(691)	(601)
Time	(175)	(954)	(1,129)
Foreign
Time	0	0	0

Total interest-bearing deposits	(226)	(2,042)	(2,268)

Borrowings
Securities sold under agreements to repurchase - customers	(55)	(285)	(340)
Securities sold under agreements to repurchase - dealers	(382)	0	(382)
Federal funds purchased	(91)	(104)	(195)
Commercial paper	(21)	(63)	(84)
Short-term borrowings - FHLB	(469)	0	(469)
Short-term borrowings - FRB	132	(2)	130
Short-term borrowings - other	3	(12)	(9)
Long-term borrowings - FHLB	22	68	90
Long-term borrowings - subordinated debentures	0	0	0

Total borrowings	(861)	(398)	(1,259)

TOTAL INTEREST EXPENSE	$(1,087)	$(2,440)	$(3,527)

NET INTEREST INCOME	$1,034	$(535)	$499

[1]	This table is presented on a tax-equivalent basis.

[2]

Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest income for Federal funds sold and in interest expense for securities sold under agreements to repurchase-dealers and short-term borrowings-FHLB has been allocated entirely to the volume variance.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease) Nine Months Ended September 30, 2009

	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$60	$(44)	$16

Investment securities - available for sale	(937)	(1,026)	(1,963)
Investment securities - held to maturity	(1,007)	(73)	(1,080)
Investment securities - tax exempt	873	14	887

Total investment securities	(1,071)	(1,085)	(2,156)

FRB and FHLB stock	(63)	(50)	(113)
Federal funds sold	(8)	0	(8)

Loans, net of unearned discounts [3]	2,689	(10,057)	(7,368)

TOTAL INTEREST INCOME	$1,607	$(11,236)	$(9,629)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(1)	$(32)	$(33)
NOW	(327)	(1,274)	(1,601)
Money market	905	(1,041)	(136)
Time	(3,060)	(3,226)	(6,286)
Foreign
Time	0	0	0

Total interest-bearing deposits	(2,483)	(5,573)	(8,056)

Borrowings
Securities sold under agreements to repurchase - customers	(174)	(1,051)	(1,225)
Securities sold under agreements to repurchase - dealers	(1,115)	0	(1,115)
Federal funds purchased	(224)	(509)	(733)
Commercial paper	(118)	(239)	(357)
Short-term borrowings - FHLB	(508)	(476)	(984)
Short-term borrowings - FRB	358	(4)	354
Short-term borrowings - other	0	(27)	(27)
Long-term borrowings - FHLB	423	124	547
Long-term borrowings - subordinated debentures	0	0	0

Total borrowings	(1,358)	(2,182)	(3,540)

TOTAL INTEREST EXPENSE	$(3,841)	$(7,755)	$(11,596)

NET INTEREST INCOME	$5,448	$(3,481)	$1,967

[1]	This table is presented on a tax-equivalent basis.

[2]

Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest income for Federal funds sold and in interest expense for securities sold under agreements to repurchase-dealers, and short-term borrowings- other has been allocated entirely to the volume variance. The effect of the extra day in 2008 has also been allocated entirely to the volume variance.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Reconciliation of GAAP and Adjusted
Net Income
(Unaudited)
(dollars in thousands, except per share data)

This press release contains certain supplemental financial information, described in the following tables, which has been determined by methods other than U. S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures provide useful supplemental information to both management and investors in evaluating Sterling’s financial results. Adjusted net income excludes the effect of certain items that are unusual and/or difficult to predict. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Sterling strongly encourages investors to review its consolidated statements in their entirety and not to rely on any single financial measure. Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures that may have the same or similar names.

	Three Months Ended September 30,		Nine Months Ended September 30,

	2009	2008	2009	2008

Adjusted net income

GAAP net income	$2,398	$3,785	$6,785	$11,957

Adjustments to GAAP net income:
Provision for loan losses	6,950	1,950	19,950	6,100
Tax effect	2,292	562	7,258	2,141

Total adjustments to GAAP net income:	4,658	1,388	12,692	3,959

Adjusted net income	$7,056	$5,173	$19,477	$15,916

Adjusted per share data

Adjusted net income	$7,056	$5,173	$19,477	$15,916

Average number of basic shares outstanding	18,106	18,016	18,104	17,973

Basic earnings, as adjusted	$0.39	$0.29	$1.08	$0.89

Average number of diluted shares outstanding	18,120	18,227	18,193	18,219

Diluted earnings, as adjusted	$0.39	$0.28	$1.07	$0.87

STERLING BANCORP
Reconciliation of Average Shareholders’ Equity and Adjusted
Average Stated and Tangible Common Equity
(Unaudited)
(dollars in thousands)

This press release contains certain supplemental financial information, described in the following tables, which has been determined by methods other than U. S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures provide useful supplemental information to both management and investors in evaluating Sterling’s financial results. Adjusted average stated common equity excludes average preferred equity. Adjusted average tangible common equity excludes average preferred equity, average goodwill and average other intangible assets. Adjusted return on average stated common equity is calculated by dividing adjusted net income (annualized) by adjusted average stated common equity. Adjusted return on average tangible common equity is calculated by dividing adjusted net income by adjusted average tangible common equity. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Sterling strongly encourages investors to review its consolidated statements in their entirety and not to rely on any single financial measure. Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures that may have the same or similar names.

	Three Months Ended September 30,		Nine Months Ended September 30,

	2009	2008	2009	2008

Adjusted average tangible common equity

Average shareholders’ equity	$156,990	$115,602	$157,808	$118,863
Less:
Preferred equity	39,922	0	39,787	0
Goodwill and intangible assets	23,793	23,899	23,534	22,901

Average tangible common equity	$93,275	$91,703	$94,487	$95,962

Adjusted average stated common equity

Average shareholders’ equity	$156,990	$115,602	$157,808	$118,863
Less:
Preferred equity	39,922	0	39,787	0

Average stated common equity	$117,068	$115,602	$118,021	$118,863

Adjusted return on average tangible common equity

Adjusted net income	$7,056	$5,173	$19,477	$15,916

Average shareholders’ equity	156,990	115,602	157,808	118,863
Less:
Preferred equity	39,922	0	39,787	0
Goodwill and intangible assets	23,793	23,899	23,534	22,901

Average tangible common equity	$93,275	$91,703	$94,487	$95,962

Adjusted annualized return on average tangible common equity	30.01%	22.44%	27.56%	22.15%

Adjusted return on average stated common equity

Average shareholders’ equity	$156,990	$115,602	$157,808	$118,863
Less:
Preferred equity	39,922	0	39,787	0

Average stated common equity	$117,068	$115,602	$118,021	$118,863

Adjusted annualized return on average stated common equity	23.91%	17.80%	22.06%	17.89%

STERLING BANCORP
Reconciliation of GAAP and Adjusted
Pre-tax Income
Noninterest Income and Noninterest Expense

(Unaudited)
(dollars in thousands)

This press release contains certain supplemental financial information, described in the following tables, which has been determined by methods other than U. S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures provide useful supplemental information to both management and investors in evaluating Sterling’s financial results. Pre-tax, pre-provision income and noninterest income excluding securities gains (losses) exclude the effect of certain items that are unusual and/or difficult to predict. The incremental pension expense is calculated by subtracting the pension expense for the 2008 period from the pension expense for the 2009 period. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Sterling strongly encourages investors to review its consolidated statements in their entirety and not to rely on any single financial measure. Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures that may have the same or similar names.

	Three Months Ended September 30,		Nine Months Ended September 30,

	2009	2008	2009	2008

Pre-tax, pre-provision income

GAAP pre-tax income	$3,578	$5,316	$10,665	$18,421
Plus:
Provision for loan losses	6,950	1,950	19,950	6,100

Pre-tax, pre-provision income	$10,528	$7,266	$30,615	$24,521

Noninterest income excluding securities gains (losses)

Total noninterest income	$11,735	$7,243	$33,337	$24,487
Less (Plus):
Securities gains (losses)	1,221	(1,177)	5,160	(1,684)

Noninterest income excluding securities gains (losses)	$10,514	$8,420	$28,177	$26,171

Adjusted noninterest expenses

Total noninterest expenses	$23,177	$21,677	$67,372	$62,973

Less:
Special FDIC assessment	0	0	978	0
Incremental pension plan expense	775	0	1,697	0
Acquired factoring business	657	0	1,761	0

Total adjustments to noninterest expenses	1,432	0	4,436	0

Adjusted noninterest expenses	$21,745	$21,677	$62,936	$62,973